BYLAWS

Article 1: Offices

1.01 Registered Office & Agent. The registered office of the Corporation shall be 16970 Dallas Parkway, Suite 402, Dallas, Texas 75248. The name of the registered agent at such address is David Osborn.

1.02 Other Offices. The Corporation may also have offices at other places in or out of the state of incorporation as the Board of Directors may determine or as the business of the Corporation may require.

Article 2: Shareholders

2.01 Place of Meetings. Meetings of Shareholders shall be held at the time and place, in or out of the state of incorporation, stated in the notice of the meeting or in a waiver of notice.

2.02 Annual Meetings. An annual meeting of the Shareholders shall be held each year at 10 a.m. on a day during the month of May to be selected by the Board of Directors. If the day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, the Shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.03 Voting List. At least ten days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder during the whole time of the meeting.

2.04 Special Meetings. Special meetings of the Shareholders, for any purpose, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Board of Directors, or the holders of not less than one-fifth of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. See also Bylaws 5.01 and 5.02.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at meeting, the vote to the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the Articles of Incorporation, or these Bylaws a higher vote is required in which case the express provisions shall govern. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, despite the withdrawal of enough Shareholders to leave less than a quorum.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the Shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.09 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders, the record date to be not less than ten nor more than sixty days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Any action required by statute to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by at least a majority (or the least amount required by law, if more than a majority is required) of the Shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as an actual vote of the Shareholders. The consent may be in more than one counterpart. The signed consent, or a signed copy shall be placed in the minute book.

2.11 Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.12 Order of Business at Meetings. The order of business at annual meetings and so far as practicable at other meetings of Shareholders shall be as follows unless changed by the Board of Directors:

(1) Call to order

(2) Proof of due notice of meeting

(3) Determination of quorum and examination of proxies

(4) Announcement of availability of voting list (See Bylaw 2.03)

(5) Announcement of distribution of annual statement (See Bylaw 8.03)

(6) Reading and disposing of minutes of last meeting of Shareholders

(7) Reports of officers and committees

(8) Appointment of voting inspectors

(9) Unfinished business

(10) New business

(11) Nomination of directors

(12) Opening of polls for voting

(13) Recess

(14) Reconvening; closing of polls

(15) Report of voting inspectors

(16) Other business

(17) Adjournment

Article 3: Directors

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the Shareholders.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of the number of new directors named in the Corporation's organizational minutes, who need not be a shareholder or resident of any particular state. The Director(s) shall be elected at the annual meeting of the Shareholders, except as provided in Bylaws 3.03 and 3.05. Each Director elected shall hold office until his successor shall be elected and shall qualify.

3.03 Change in Number. The number of directors may be increased or decreased from time to time by amendment to these Bylaws but no decrease shall have effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of Shareholders, by the affirmative vote of a majority in number of shares of the Shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.05 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the Shareholders or a majority of the directors present at a meeting of directors at which a quorum of directors was present at the beginning of the meeting. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.06 Election of Directors. Directors shall be elected by plurality vote. Cumulative voting will not be permitted.

3.07 Place of Meeting. Meetings of the Board of Directors, regular or special, may be held in or out of the state of incorporation.

3.08 First Meeting. The first meeting of a newly elected board shall be held without further notice immediately following or during the annual meeting of Shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving the time or place is changed.

3.09 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the board.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President or a majority of the directors on three days' notice to each director, either personally, by mail, by telegram, by facsimile, or by any type of electronic means, including but not limited to email and other computer network transmissions. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one director. Except as otherwise expressly provided by statute, Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice. See also Bylaws 5.01 and 5.02.

3.11 Quorum; Majority Vote. At meetings of the Board of Directors a majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority (or the least amount required by law, if more than a majority is required) of the members of the Board of Directors. Such consent shall have the same force and effect as an actual vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book. The consent may be in more than one counterpart.

3.15 Telephone and Similar Meetings. See Bylaw 2.11.

Article 4: Executive Committee

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

4.02 Number; Qualification; Term. The executive committee shall consist of one or more directors. The executive committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including authority over the use of the corporate seal. However, the executive committee shall not have the authority of the board in reference to:

(a) Amending the Articles of Incorporation;

(b) Approving a plan of merger or consolidation;

  Recommending to the Shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;
  Recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e) Amending, altering, or repealing these Bylaws or adopting new Bylaws;

  Filling vacancies in or removing members of the Board of Directors or of any committee appointed by the Board of Directors;

(g) Electing or removing officers or members of any such committee;

(h) Fixing the compensation of any member of such committee;

  Altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

(j) Declaring a dividend; or

(k) Authorizing the issuance of shares of the Corporation.

4.04 Change in Number. The number of executive committee members may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

4.05 Removal. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the executive committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Bylaw 4.01.

4.07 Meetings. Time, place and notice (if any) of executive committee meetings shall be determined by the executive committee. See also Bylaws 5.01 and 5.02.

4.08 Quorum; Majority Vote. At meetings of the executive committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the executive committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.09 Compensation. See Bylaw 3.12.

4.10 Procedure. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by a majority (or the least amount required by law, if more than a majority is required)of the members of the executive committee. Such consent shall have the same force and effect as an actual vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

4.12 Telephone and Similar Meetings. See Bylaw 2.11.

4.13 Responsibility. The designation of an executive committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Article 5: Notice

5.01 Method. Whenever by statute, the Articles of Incorporation, these Bylaws, or otherwise, notice is required to be given to a director, committee member, or security holder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director, committee member, or security holder at the address appearing on the books of the Corporation; or (b) by facsimile machine or other types of electronic communications such as email or through computer networks or by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a security holder, committee member, or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article 6: Officers and Agents

6.01 Number; Qualification; Election; Term.

    The Corporation may have: (1) a President, a Vice President, a Secretary and a Treasurer; and (2) such other officers (including a chairman of the board and additional Vice Presidents) and assistant officers and agents as the Board of Directors may think necessary.

    No officer or agent need be a shareholder, a director or a resident of the state of incorporation.

    Officers named in Bylaw 6.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 6.01(a)(2) may be elected by the board at any meeting.

    Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of Shareholders or until he is replaced, if there is no annual meeting or no mention is made at the annual meeting of a replacement. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

    Any two or more offices may be held by the same person.

6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its plurality judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the plurality vote of the Board of Directors.

6.04 Authority. Officers and agents shall have such authority and perform such duties in the management by the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.05 Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

6.06 President. The President shall be the chief executive officer of the Corporation; if there is no chairman of the board, he shall preside at all meetings of the Shareholders and the Board of Directors; shall have general and active management of the business and affairs of the Corporation; and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.07 Vice President. The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.08 Secretary.

(a) The secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes, actions, and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive and other committees when required.

(b) He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors.

(c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the executive committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

(d) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.09 Assistant Secretary. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.10 Treasurer.

(a) The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all funds and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

(b) He shall disburse the funds of the Corporation as ordered by the Board of Directors, and prepare financial statements as they direct.

(c) If required by the Board of Directors, he shall give the Corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board) for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.11 Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

Article 7: Certificates and Shareholders

7.01 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the President, a vice President or such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be a facsimile. Uncertificated shares are permitted to be issued provided their issuance is permitted by state statute, and all procedures required by state statute are followed.

7.02 Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.03 Payment for Shares.

(a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares unless permitted by law and approved by a majority of the directors.

(b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

(d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.04 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation or to cancel the subscription.

7.05 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.06 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a) Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

(b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

(c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

(d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.07 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented and delivered to it for transfer if:

(a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

(b) Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by the secretary of the Corporation, a national banking association, or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

(c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim and the shares have no express or implied Corporate liens on them for obligations of the shareholder to the Corporation (see bylaw 7.05); and

(d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.08 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

Article 8: General Provisions

8.01 Dividends and Reserves.

(a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

(c) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each. Such books and records shall be made available to any shareholder of record at reasonable times and places.

8.03 Annual Statement. The Board of Directors, to the degree possible, shall mail to each shareholder of record, at least 10 days before each annual meeting, a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet, income statement, surplus statement, and statement of changes in financial position, for the last fiscal year and for changes in financial position, for the last fiscal year and for the prior fiscal year, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.

8.04 Checks and Notes. Checks, demands for money, and notes of the Corporation shall be signed by officer(s) or other person(s) designated from time to time by the Board of Directors.

8.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.06 Seal. The Corporation seal (of which there may be one or more exemplars) shall contain the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.07 Resignation. A director, committee member, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified in it, or immediately if no time is specified. Unless it specifies otherwise, a resignation takes effect without being accepted.

8.08 Amendment of Bylaws.

(a) These Bylaws may be altered, amended, or repealed and any action requiring a plurality of the directors may be accomplished at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, repeal, or action is contained in the notice of the meeting.

(b) These Bylaws may also be altered, amended or repealed at any meeting of the Shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these Bylaws shall be considered valid and operative, and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

8.11 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

f\corp\971114.o01

BYLAWS OF

HUDSON'S GRILL INTERNATIONAL, INC.

November 14, 1997